Filed Pursuant to Rule 424(b)(3)

Registration Statement No 333-156118

Product Supplement No. STEPS-1, dated June 23, 2010
To Prospectus and Prospectus Supplement, each dated December 15, 2008

AKTIEBOLAGET SVENSK EXPORTKREDIT (Publ)

(Swedish Export Credit Corporation)

STEP Income Securities®

The STEP Income Securities® (the “notes”) are senior unsecured notes issued by Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation), or SEK, and form part of a series of SEK’s Medium Term Notes, Series E. The notes are not principal protected.  The notes are obligations of SEK and not the Kingdom of Sweden.

•                  This product supplement describes the general terms of the notes and the general manner in which they may be offered and sold. For each offering of the notes, we will provide you with a pricing supplement (which we may refer to as a “term sheet”) that will describe the specific terms of that offering. The pricing supplement or term sheet will identify any additions or changes to the terms specified in this product supplement.

•                  The pricing supplement or term sheet will also identify the underlying “Market Measure,” which may be one or more equity-based or commodity-based indices, one or more exchange traded funds, one or more equity securities, commodities, or other assets, any other statistical measure of economic or financial performance, including, but not limited to, any currency, currency index, consumer price index or mortgage index, interest rate, or any combination of the foregoing. We also may describe the Market Measure in an additional supplement to the prospectus, which we refer to as an “index supplement.”

•                  You will receive periodic interest payments on the notes at the rate and on the dates specified in the applicable pricing supplement or term sheet.

•                  At maturity, in addition to any interest that is payable, you will receive a cash payment per unit (the “Redemption Amount”) based upon the direction of and percentage change in the value of the applicable Market Measure from the Starting Value to the Ending Value (each as defined below), calculated as described in this product supplement. If specified in the applicable pricing supplement or term sheet, your notes may be bear notes, which may pay an amount in excess of their Original Offering Price (as defined below) if the value of the Market Measure decreases from the Starting Value to the Ending Value, and which pay an amount less than their Original Offering Price if the value of the Market Measure increases above the Threshold Value (as defined below). Except where otherwise specifically provided in this product supplement, all references in this product supplement to the notes shall be deemed to include a reference to bear notes.

•                  In the case of the notes, unless the applicable pricing supplement or term sheet provides otherwise:

•                 If the Ending Value is equal to or greater than the Step Level (as defined below), then you will receive at maturity a Redemption Amount equal to the Original Offering Price plus the Step Payment (as defined below).

•                 If the Ending Value is less than the Step Level but is equal to or greater than a value that reflects a specified percentage of the Starting Value (the “Threshold Value”), then you will receive at maturity a Redemption Amount equal to the Original Offering Price.

•                 If the Ending Value is less than the Threshold Value, then you will receive at maturity a Redemption Amount per note equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease of the Market Measure in excess of the Threshold Value, and (iii) the Downside Leverage Factor (as defined below).

•                     In the case of bear notes, unless the applicable pricing supplement or term sheet provides otherwise:

•                 If the Ending Value is equal to or less than the Step Level, then you will receive at maturity a Redemption Amount equal to the Original Offering Price plus the Step Payment.

•                 If the Ending Value is greater than the Step Level but is equal to or less than the Threshold Value, then you will receive at maturity a Redemption Amount equal to the Original Offering Price.

•                 If the Ending Value is greater than the Threshold Value, then you will receive at maturity a Redemption Amount equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage increase of the Market Measure in excess of the Threshold Value, and (iii) the Upside Leverage Factor (as defined below).

•                  The “Step Level” represents a specified percentage above (or in the case of bear notes, a specified percentage below) the Starting Value, and will be set forth in the applicable pricing supplement or term sheet.

•                  The “Step Payment,” if any, is a cash payment per unit at maturity equal to a specified percentage of the Original Offering Price, and will be set forth in the applicable pricing supplement or term sheet.

•                  The notes will be issued in denominations of whole units. Each unit will have a public offering price as set forth in the applicable pricing supplement or term sheet (the “Original Offering Price”). We may set the interest rate, the Threshold Value, the Downside Leverage Factor (or in the case of bear notes, the Upside Leverage Factor), the Step Level, and/or the Step Payment, on the pricing date of the notes, which will be the date the notes are priced for initial sale to the public. The pricing supplement or term sheet may also set forth a minimum number of units that you must purchase.

•                  If provided for in the applicable pricing supplement or term sheet, we may apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

•                  Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) will act as our agent in offering the notes.

The notes are not obligations of and are not guaranteed by the Kingdom of Sweden. The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page P-10 of this Product Supplement and “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-4 of the accompanying prospectus supplement.

The notes are not principal protected.  You may lose some or all of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement, the prospectus supplement, or the prospectus. Any representation to the contrary is a criminal offense.

Merrill Lynch & Co.

“STEP Income Securities®” and “STEPS” are registered service marks of Bank of America Corporation, the parent company of Merrill Lynch, which has licensed these marks to us for us in connection with the notes.

References in this product supplement to “SEK”, “we”, “our”, “us” and “ours” refer to Aktiebolaget Svensk Exportkredit (Publ) (Swedish Export Credit Corporation).

SUMMARY

This product supplement relates only to the notes and does not relate to any underlying asset that comprises the Market Measure described in any pricing supplement or term sheet. This summary includes questions and answers that highlight selected information from the prospectus, prospectus supplement, and this product supplement to help you understand the notes. You should read carefully the entire prospectus, prospectus supplement, and product supplement, together with the applicable pricing supplement or term sheet and any applicable index supplement, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. If information in this product supplement is inconsistent with the prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any pricing supplement or term sheet or index supplement is inconsistent with this product supplement, that pricing supplement or term sheet or index supplement will supersede this product supplement.

Certain capitalized terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement and prospectus.

In light of the complexity of the transactions described in this product supplement, you are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any of the notes.

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the prospectus supplement, and prospectus, as well as the applicable pricing supplement or term sheet and any index supplement. You should rely only on the information contained in and incorporated by reference in those documents. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this product supplement, the prospectus supplement, and prospectus, together with the pricing supplement or term sheet and any index supplement, is accurate only as of the date on their respective front covers.

What are the notes?

The notes are senior debt securities issued by SEK, and are not secured by collateral. The notes form part of a series of SEK’s Medium Term Notes, Series E and will rank equally with all of our other unsecured senior indebtedness from time to time outstanding. Any payments due on the notes, including interest payments and any repayment of principal, will be subject to our credit risk. Each series of the notes will mature on the date set forth in the applicable pricing supplement or term sheet. We cannot redeem the notes at any earlier date, except under the limited circumstances described in this product supplement.  The notes are not principal protected.

The notes are designed for investors who seek periodic interest payments, who are seeking exposure to a specific Market Measure, and who want the opportunity to receive an additional fixed payment, if any, at maturity if the Ending Value of the Market Measure (such as the level of an index or the price of an equity security) increases (or, in the case of bear notes, decreases) up to (or, in the case of bear notes, down to) the Step Level on a date shortly before the maturity date of the notes.  In such event, investors in the notes must be willing to accept that the additional fixed payment at maturity, if any, will not exceed the Step Payment.  Investors should also be willing to accept that at maturity there will be no Step Payment if the Ending Value of the Market Measure is below (or, in the case of bear notes, above) the Step Level on the Valuation Date (as defined below).

Further, investors must be willing to accept that their investment may result in a loss if the value of the Market Measure decreases below (or, in the case of bear notes, increases above) the Threshold Value over the term of the notes. The notes will pay interest, but will not guarantee any return of principal at maturity.

Investors in the notes must be willing to bear the risk of loss of all or substantially all of their investment.

Are the notes equity or debt securities?

The notes are our senior debt securities and are not secured by collateral. You will receive periodic interest payments.  However, the notes will differ from traditional debt securities in that their return is linked to the performance of the underlying Market Measure, and they are not principal protected.  At maturity, you will receive the final interest payment due on your notes.  In addition, at maturity, you may receive an amount that is greater than or less than the Original Offering Price, depending upon the performance of the Market Measure over the term of the notes. We describe below how this amount at maturity is determined.

Will you receive interest on the notes?

Yes.  You will receive periodic interest payments on the notes at the rate and on the dates specified in the applicable pricing supplement or term sheet.  Interest on the notes will be paid quarterly, unless otherwise set forth in the applicable pricing supplement or term sheet.  See “Description of the Notes—Interest.”

Is it possible for you to lose some or all of your investment in the notes?

Yes. You will receive at maturity a Redemption Amount that is less than the Original Offering Price of your notes if:

•                  the Ending Value is less than the Threshold Value; or

•                  in the case of bear notes, the Ending Value is greater than the Threshold Value.

In each case, the Redemption Amount you will receive at maturity per unit of the notes will be equal to the Original Offering Price minus the product of (i) the Original Offering Price, (ii) the percentage decrease (or, in the case of bear notes, increase) of the Market Measure in excess of the Threshold Value, and (iii) the Downside Leverage Factor (or, in the case of bear notes, the Upside Leverage Factor). In no event will the Redemption Amount be less than zero.

You should carefully review the applicable pricing supplement or term sheet to determine the extent to which your principal is at risk. Further, if you sell your notes prior to maturity, you may find that the market value per unit is less than the Original Offering Price.

What is the Market Measure?

The Market Measure may consist of one or more of the following:

•                                 U.S. broad-based equity indices;

•                                 U.S. sector or style-based equity indices;

•                                 non-U.S. or global equity indices;

•                                 commodity-based indices;

•                                 a single equity security or a basket of equity securities (each, an “Underlying Stock”) of companies (each, an “Underlying Company”) with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•                                 exchange traded funds;

•                                 the value of one or more commodities, or other assets;

•                                 any other statistical measure of U.S. or non-U.S. economic or financial performance, including, but not limited to, any currency or currency index, consumer price index, mortgage index, or interest rate; or

•                                 any combination of any of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each component included in any Basket as a “Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable pricing supplement or term sheet.

The applicable pricing supplement or term sheet or index supplement will set forth information as to the specific Market Measure, including information as to the historical values of the Market Measure. However, historical values of the Market Measure are not indicative of the future performance of the Market Measure or the performance of your notes.

How is the Redemption Amount calculated?

At maturity, in addition to any interest that is payable, subject to our credit risk as issuer of the notes, and unless the applicable pricing supplement or term sheet provides otherwise, you will receive the Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars. In no event will the Redemption Amount be less than zero. The Redemption Amount for notes other than bear notes will be calculated as follows:

•                  If the Ending Value is greater than or equal to the Step Level, then the Redemption Amount will equal:

•                  If the Ending Value is less than the Step Level but is greater than or equal to the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•                  If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

In the case of bear notes, the Redemption Amount per unit will be calculated as follows:

•                  If the Ending Value is less than or equal to the Step Level, then the Redemption Amount will equal:

•                  If the Ending Value is greater than the Step Level but is less than or equal to the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•                  If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

The “Step Level” represents a specified percentage above (or in the case of bear notes, a specified percentage below) the Starting Value.  The Step Level will be determined on the pricing date and set forth in the applicable pricing supplement or term sheet.

The “Step Payment,” if any, is a cash payment per unit at maturity equal to a specified percentage of the Original Offering Price and will be set forth in the applicable pricing supplement or term sheet.

The “Threshold Value” is a value of the Market Measure that reflects a specified percentage of the Starting Value, and will be equal to or less than 100% in the case of notes other than bear notes, and equal to or greater than

100% in the case of bear notes. The Threshold Value will be determined on the pricing date and set forth in the applicable pricing supplement or term sheet. The Redemption Amount per note will be less than the Original Offering Price if the Ending Value is less than (or, in the case of bear notes, greater than) the Threshold Value. As a result, if the Threshold Value is equal to 100% of the Starting Value, then the Redemption Amount for the notes will be less than the Original Offering Price if there is any decrease (or, in the case of bear notes, any increase) in the value of the Market Measure from the Starting Value to the Ending Value.

The “Downside Leverage Factor” (or, in the case of bear notes, the “Upside Leverage Factor”) represents the extent to which the downside performance of the notes is affected by the downside performance (or, in the case of bear notes, the upside performance) of the Market Measure beyond the Threshold Value, and will be set forth in the applicable pricing supplement or term sheet. The Downside Leverage Factor (or, in the case of bear notes, the Upside Leverage Factor) may equal 100%, in which case the downside (or, in the case of bear notes the upside) will be unleveraged. Depending on the Downside Leverage Factor (or, in the case of bear notes, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase the notes.  However, in no event will you lose more than your initial investment.

How will the Starting Value and the Ending Value be determined?

Unless otherwise specified in the applicable pricing supplement or term sheet, the “Starting Value” will be:

•                  as to Market Measures other than exchange traded funds or Underlying Stocks, the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable pricing supplement or term sheet), as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as set forth in the section “Description of the Notes—Determining the Starting Value and the Ending Value”;

•                  as to exchange traded fund Market Measures, the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date as specified in the applicable pricing supplement or term sheet; and

•                  as to Underlying Stock Market Measures, the price determined as set forth in the applicable pricing supplement or term sheet.

If the Market Measure consists of a Basket, the “Starting Value” will be equal to 100. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the Starting Value on the pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable pricing supplement or term sheet. See “Description of the Notes—Basket Market Measures.”

Unless otherwise specified in the applicable pricing supplement or term sheet, the “Ending Value” will be:

•                  as to Market Measures other than exchange traded funds or Underlying Stocks, the closing value of the Market Measure on the Valuation Date; and

•                  as to exchange traded fund or Underlying Stock Market Measures, the Closing Market Price (as defined below) of the Market Measure on the Valuation Date multiplied by the Price Multiplier (as defined below).

In the event that a Market Disruption Event occurs and is continuing on the Valuation Date, or if certain other events occur, the calculation agent will determine the Ending Value as set forth in the section “Description of the Notes—Determining the Starting Value and the Ending Value.”

The “Valuation Date” will be a date shortly before the maturity date of the notes.  The actual Valuation Date will be determined on the pricing date and set forth in the pricing supplement or term sheet made available in connection with sales of the notes.

If the Market Measure is not equity-based or commodity-based, or is a combination of the two, the applicable pricing supplement or term sheet or index supplement will set forth the manner by which the Starting Value and the Ending Value will be determined.

Is the return on the notes limited in any way?

Yes.  Your opportunity to participate in possible increases in the value (or in the case of bear notes, decreases in the value) of the Market Measure through an investment in the notes is limited.  This is because your return on the notes will never exceed the sum of (a) the periodic interest payments over their term and (b) the Step Payment, if any, payable at maturity.  This will be the case regardless of how much the Ending Value exceeds (or in the case of bear notes, is less than) the Starting Level and the Step Level.

Each pricing supplement or term sheet will set forth examples of hypothetical Ending Values, the Threshold Value, the Step Level, and the Step Payment.

Who will determine the Redemption Amount?

The calculation agent will make all the calculations associated with the notes, such as determining the Starting Value, the Ending Value, and the Redemption Amount. Unless otherwise set forth in the applicable pricing supplement or term sheet, we will appoint Merrill Lynch or one of its affiliates, to act as calculation agent for the notes. See the section entitled “Description of the Notes—Role of the Calculation Agent.”

Will you have an ownership interest in the securities, commodities, or other assets that are represented by the Market Measure?

No. An investment in the notes does not entitle you to any ownership interest, including any voting rights, dividends paid, interest payments, or other distributions, in the securities of any of the companies included in an equity-based Market Measure (including exchange traded fund Market Measures), or in any futures contract for a commodity included in a commodity-based Market Measure. If the Market Measure is not equity-based or commodity-based, you similarly will not have any right to receive the relevant asset underlying the Market Measure.  The notes will be payable only in U.S. dollars.

Who are the agents for the notes?

Merrill Lynch will act as our agent in connection with each offering of the notes and will receive a commission or an underwriting discount based on the number of units of the notes sold.  The agent is not your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase the notes. You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

How are the notes being offered?

We have registered the notes with the SEC in the United States. However, we will not register the notes for public distribution in any jurisdiction other than the United States. The agent may solicit offers to purchase the notes from non-U.S. investors in reliance on available private placement exemptions. See the section entitled “Plan of Distribution—Selling Restrictions” beginning on page S-24 in the prospectus supplement.

Will the notes be listed on an exchange?

If provided for in the applicable pricing supplement or term sheet, we will apply to have your notes listed on a securities exchange or quotation system. If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval. We make no representations, however, that your notes will be listed or, if listed, will remain listed for the entire term of your notes.

Can the maturity date be postponed if a Market Disruption Event occurs?

No. See the section entitled “Description of the Notes—Market Disruption Events.”

What Are the U.S. Federal Income Tax consequences of investing in the notes?

No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. We intend to treat the notes as a single prepaid derivative contract providing for fixed periodic payments and a payment based on the value of the underlying Market Measure at maturity, as described under “Certain U.S. Federal Income Tax Considerations.” Under such characterization, you will be required to include amounts denominated as interest as ordinary income as received or accrued in accordance with your method of accounting. In addition, at maturity or upon the sale or other taxable disposition of a note, you generally will recognize capital gain or loss equal to the difference between (i) the amount of cash received at maturity or upon taxable disposition and (ii) your purchase price for the note. Such gain or loss generally will be long-term capital gain or loss if you have held the notes for more than one year at the time of the disposition. You should refer to the section “Certain U.S. Federal Income Tax Considerations” in this product supplement for more information.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the notes, the timing and character of income or loss with respect to the notes may differ. Please refer to “Certain U.S. Federal Income Tax Considerations—Possible Alternative Characterizations,” below.  No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “Certain U.S. Federal Income Tax Considerations.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Are there any risks associated with your investment?

Yes. An investment in the notes is subject to risk. The notes are not principal protected. Please refer to the section entitled “Risk Factors” beginning on page P-10 of this product supplement and “Risks Associated with Foreign Currency Notes and Indexed Notes” beginning on page S-4 of the accompanying prospectus supplement. If the applicable pricing supplement or term sheet or index supplement sets forth any additional risk factors, you should read those carefully before purchasing any notes.

RISK FACTORS

Your investment in the notes entails significant risks. Your decision to purchase the notes should be made only after carefully considering the risks of an investment in the notes, including those discussed below, with your advisors in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about significant elements of the notes or financial matters in general. Purchasers of the notes are also exposed to further risks related to the issuer of the notes, SEK, which are described in SEK’s annual report on Form 20-F for the year ended December 31, 2009, filed with the SEC and incorporated by reference herein.  See the information under “Risk Factors” beginning on page 4 of the annual report on Form 20-F.

General Risks Relating to the Notes

Your investment may result in a loss; there is no guaranteed return of principal.  The notes are not principal protected. There is no fixed repayment amount of principal on the notes at maturity. If the Ending Value is less than the Threshold Value (or, in the case of bear notes, greater than the Threshold Value), then the Redemption Amount will be an amount in cash that reflects the change of the Market Measure in excess of the Threshold Value, as adjusted by the Downside Leverage Factor (or, in the case of bear notes, the Upside Leverage Factor), and it will be less than the Original Offering Price of your notes. As a result, depending on the performance of the Market Measure, you may lose all or a substantial portion of your investment. You should carefully review the applicable pricing supplement or term sheet to determine the extent to which your principal is at risk, and whether an investment in the notes is appropriate in light of the amount of your investment that you are prepared to place at risk.

You will not receive a Step Payment at maturity unless the Ending Value of the Market Measure is greater than or equal to (or in the case of bear notes, less than or equal to) the Step Level on the Valuation Date.  If the Ending Value of your notes is less than (or, in the case of bear notes, greater than) the Step Level on the Valuation Date, you will not receive a Step Payment on the maturity date.  This will be the case notwithstanding the fact that the value of the Market Measure to which your notes are linked may be equal to or greater than (or in the case of bear notes, equal to or less than) the Step Level at certain points during the term of the notes.

Your return on the notes, if any, is limited to the return represented by the periodic interest payments over the term of the notes and the Step Payment, if any.  Any positive return on the notes is based on the periodic interest payments over the term of the notes and on the increase (or in the case of bear notes, the decrease) in the Market Measure from the Starting Value to the Ending Value.  However, your return on the notes will never exceed the sum of (i) the periodic interest payments over the term of the notes and (ii) the Step Payment, if any, at maturity, regardless of the extent to which the Ending Value exceeds (or, in the case of bear notes, is less than) the Step Level.

Your yield may be less than the yield on a conventional debt security of comparable maturity.  Any yield that you receive on the notes, which could be negative, may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors that affect the time value of money.

Your investment return may be less than a comparable investment directly in the Market Measure, or the components included in the Market Measure.  Although your return on the notes is limited to the sum of the interest payments and the Step Payment, if any, a direct investment in the Market Measure or the components of the Market Measure would allow you to receive the full benefit of any appreciation in the value of those components.  Similarly, in the case of bear notes, a strategy such as a short sale could allow you to receive the full benefit of any depreciation in the applicable value of the Market Measure or components of the Market Measure.  Your return on the notes, if any, will not reflect the return you would realize if you actually owned those securities or commodities underlying the Market Measure and received the dividends paid or distributions made on them because, unless otherwise set forth in the applicable pricing supplement or term sheet, the Ending Value will be calculated without taking into consideration the value of dividends paid or distributions made on those underlying components, or any other rights with respect to the components of the Market Measure.

In addition, in certain instances, the Market Measure may consist of or include one or more equity indices that are traded in a non-U.S. currency, such as the euro or the Japanese yen. In such instances, if the value of that currency increases against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in the applicable index or indices. In contrast, in the case of bear notes, you may not receive the benefit of any decreases in the value of the applicable currency.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure.  In the ordinary course of their businesses, Merrill Lynch, SEK or their respective affiliates may have expressed views on expected movements in a Market Measure, the components of a Market Measure, or an index underlying an exchange traded fund Market Measure (the “Underlying Index”), as the case may be, and may do so in the future. These views or reports may be communicated to clients, including potential investors in the notes. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure may at any time have significantly different views from those of Merrill Lynch, SEK or their respective affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, its components, and any applicable Underlying Index from multiple sources, and you should not rely on the views expressed by Merrill Lynch, SEK or any of their respective affiliates.

The notes will be obligations of SEK.  No other company or entity will be responsible for payments under the notes.  The notes will be issued by SEK.  The notes will not be guaranteed by any other company or entity.  No other entity or company will be responsible for payments under the notes or liable to holders of the notes in the event SEK defaults under the securities.  The notes will not be obligations of, or guaranteed by, the Kingdom of Sweden or any internal division or agency thereof.  The notes will not be issued by or guaranteed by Merrill Lynch or any of its affiliates.  The notes are unsecured and are not savings accounts, deposits, or other obligations of a bank. The notes are not insured by the Federal Deposit Insurance Corporation or any other governmental agency and involve investment risks.  Neither the Kingdom of Sweden nor Merrill Lynch or any of their respective affiliates will have any liability to purchasers of the notes in the event SEK defaults on the notes.

In seeking to provide you with what we believe to be commercially reasonable terms for the notes while providing Merrill Lynch with compensation for its services, we have considered the costs of developing, hedging, and distributing the notes.  In determining the economic terms of the notes, and consequently the potential return on the notes to you, a number of factors are taken into account. Among these factors are certain costs associated with creating, hedging, and offering the notes. In structuring the economic terms of the notes, we seek to provide you with what we believe to be commercially reasonable terms and to provide Merrill Lynch with compensation for its services in developing the securities. The price, if any, at which you could sell your notes in a secondary market transaction is expected to be affected by the factors that we considered in setting the economic terms of the notes, namely the agent commissions or underwriting discount paid in respect of the notes and other costs associated with the notes, and compensation for developing and hedging the product. This quoted price, or the listed price in the case of listed notes, could be higher or lower than the Original Offering Price.

Assuming there is no change in the value of the Market Measure to which your notes are linked and no change in market conditions or any other relevant factors, the price, if any, at which Merrill Lynch or another purchaser might be willing to purchase your notes in a secondary market transaction is expected to be lower than the Original Offering Price. This is due to, among other things, the fact that the Original Offering Price includes, and secondary market prices are likely to exclude, the agent commissions or underwriting discount paid with respect to, and the developing and hedging costs associated with, the notes.

We cannot assure you that a trading market for your notes will ever develop or be maintained.  Unless otherwise set forth in the applicable pricing supplement or term sheet, we will not list the notes on any securities exchange. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for the entire term of the notes. We cannot predict how the notes will trade in the secondary market, or whether that market will be liquid or illiquid. You should be aware that the listing of the notes on any securities exchange will not necessarily ensure that a trading market will develop for the notes, and if a trading market does develop, that there will be liquidity in the trading market.

The development of a trading market for the notes will depend on our financial performance and other factors, including changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. We anticipate that the agent will act as a market-maker for the notes that it offers, but it is not required to do so.  The agent may discontinue its market-making activities as to any series of the notes at any time. To the extent that a agent engages in any market-making activities, it may bid for or offer any series of the notes. Any price at which the agent may bid for, offer, purchase, or sell any notes may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or completed transactions may affect the prices, if any, at which those notes might otherwise trade in the market.

In addition, if at any time the agent were to cease acting as a market-maker as to any series of the notes, it is likely that there would be significantly less liquidity in the secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

The Redemption Amount will not be affected by all developments relating to the Market Measure.  Changes in the value of the Market Measure during the term of the notes before the applicable Valuation Date will not be reflected in the calculation of the Redemption Amount. The calculation agent will calculate the Redemption Amount by comparing only the Starting Value to the Ending Value, taking into account the Step Level or the Threshold Value, as applicable. No other values of the Market Measure will be taken into account. As a result, you will not receive any Step Payment at maturity even if the value of the Market Measure has increased (or, in the case of bear notes, decreased) at certain times during the term of your notes before decreasing to a value that is less than (or, in the case of bear notes, increasing to a value that is greater than) the Step Level on the Valuation Date.  Similarly, you may receive less than the Original Offering Price of your notes, even if the value of the Market Measure has increased (or in the case of bear notes, decreased) at certain times during their term before decreasing to a value below (or, in the case of bear notes, increasing to a value above) the Threshold Value on the Valuation Date.

If the Market Measure to which your notes are linked is a Basket, changes in the value of one or more of the Basket Components may be offset by changes in the value of one or more of the other Basket Components.  The Market Measure of your notes may consist of a Basket. In such a case, a change in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase, while the values of one or more of the other Basket Components may not increase as much, or may even decrease. The opposite changes may occur in the case of bear notes. Therefore, in calculating the Market Measure as of any time, increases (or in the case of bear notes, decreases) in the value of one Basket Component may be moderated, or wholly offset, by lesser increases or decreases (or in the case of bear notes, lesser decreases or increases) in the value of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, changes in the values of the Basket Components which are more heavily weighted could have a disproportionately adverse impact upon your notes.

The respective publishers of the Market Measures, or the sponsors or publishers of exchange traded fund Market Measures or the Underlying Index (each a “Market Measure Publisher”), may adjust such Market Measures, any component of a Market Measure, or the Underlying Index in a way that affects its value, and these respective Market Measure Publishers have no obligation to consider your interests.  The Market Measure Publishers can add, delete, or substitute the components included in a Market Measure or Underlying Index or make other methodological changes that could change the value of such Market Measure or Underlying Index.  You should realize that the changing of companies, commodities, or other components included in a Market Measure or Underlying Index may affect such Market Measure or Underlying Index, as a newly added component may perform significantly better or worse than the component it replaces.  Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of its Market Measure or Underlying Index.  Any of these actions could adversely affect the value of your notes.  In the case of an exchange traded fund Market Measure, this could result in the early redemption of your notes.  See “Description of the Notes—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks —Reorganizations Events” and “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund.”  The Market Measure Publishers will have no obligation to consider your interests in calculating or revising the Market Measure or Underlying Index.

Exchange rate movements may impact the value of the notes.  The notes will be denominated in U.S. dollars.  If the value of a Market Measure component is traded in a currency other than U.S. dollars and, for purposes of the Market Measure, is converted into U.S. dollars or another currency, then the Redemption Amount may depend in part on the relevant exchange rates.  If the value of the U.S. dollar increases (or in the case of bear notes, decreases) against the currencies of the Market Measure, its components, or the Underlying Index, the value of the Market Measure, its components, or the Underlying Index may be adversely affected and the Redemption Amount may be reduced.  Unless otherwise stated in the applicable pricing supplement or term sheet, the Redemption Amount will not be adjusted as a result of changes in the applicable exchange rates between those currencies and the U.S. dollar.  Exchange rate movements may be particularly impacted by existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments, and the extent of governmental surpluses or deficits in the countries relevant to the Market Measure and its components, or the Underlying Index, and the United States.  All of these factors are in turn sensitive to the monetary, fiscal, and trade policies pursued by the governments of various countries and the United States and other countries important to international trade and finance.

If you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than their Original Offering Price.  Unlike savings accounts, certificates of deposit, and other similar investment products, you have no right to have your notes redeemed prior to maturity.  If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them.  At that time, there may be an illiquid market for your notes or no market at all.  Even if you were able to sell your notes, there are many factors outside of our control that may affect their market value, some of which, but not all, are stated below.  Some of these factors are interrelated in complex ways.  As a result, the effect of any one factor may be offset or magnified by the effect of another factor.  The following paragraphs describe the expected impact on the market value of the notes from a change in a specific factor, assuming all other conditions remain constant.

•                  Value of the Market Measure.  Because the Redemption Amount is tied to the Ending Value, determined by reference to the value of the Market Measure on the Valuation Date, the market value of the notes at any time generally will depend substantially on the value of the Market Measure.  The value of the Market Measure will be influenced by complex and interrelated political, economic, financial, and other factors that affect the capital markets generally, the markets on which the securities or commodities of the Market Measure and, in the case of exchange traded fund Market Measures, the components of the Underlying Index, are traded, and the market segments of which these securities or commodities are a part.  Even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity based on that value because of the impact of the Threshold Value and the anticipation that the value of the Market Measure will continue to fluctuate until the Ending Value is determined.  If you sell your notes when the value of the Market Measure is less than, or not sufficiently above the applicable Starting Value (or in the case of bear notes is more than, or not sufficiently less than the Starting Value), then you may receive less than the Original Offering Price of your notes.  In general, the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases (up to the Step Level), while the reverse will be the case as to bear notes.  However, as the value of the Market Measure increases or decreases, the market value of the notes is not expected to increase or decrease at the same rate.  In addition, due to the Step Payment, we do not expect that the notes will trade in any secondary market at a level above the sum of the Original Offering Price and the applicable Step Payment, except to the extent that the market value of the notes is impacted by their interest rate.

•                  Volatility of the Market Measure.  Volatility is the term used to describe the size and frequency of market fluctuations.  The volatility of the Market Measure during the term of your notes may vary.  In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes.  Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes.

•                  Economic and Other Conditions Generally.  The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, regulatory, and judicial events that affect stock markets and commodities markets generally, may affect the value of the Market Measure and the value of the notes. If the Market Measure includes one or more indices or commodities that have returns that are calculated based upon currencies other than the U.S. dollar or prices in one or more non-U.S. markets (a “non-U.S. Market Measure”), the value of your notes may also be affected by similar events in those markets.

•                  Interest Rates.  We expect that changes in interest rates will affect the market value of the notes.  In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease, and conversely, if U.S. interest rates decrease, we expect that the market value of the notes will increase.  The level of prevailing interest rates also may affect the U.S. economy and any applicable market outside of the United States, and, in turn, the value of the Market Measure.  If the Market Measure is, or if any components of any Market Measure are, traded in currencies other than the U.S. dollar, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the related Market Measure or component, and, thus, the market value of the notes may be adversely affected.

•                  Dividend Yields.  In general for equity-based Market Measures, if dividend yields on the securities included in the Market Measure increase, we anticipate that the market value of the notes will decrease; conversely, if those dividend yields decrease, we anticipate that the market value of your notes will increase.  We expect that the opposite will be the case for bear notes.

•                  Exchange Rate Movements and Volatility.  Foreign currency exchange rates represent the number of units of one currency (an “underlying currency”) for which one unit of another currency can be exchanged (a “base currency”).  An exchange rate increases when the value of an underlying currency decreases relative to the applicable base currency, and decreases when the value of the underlying currency increases relative to that base currency.  If the Market Measure of your notes includes any non-U.S. Market Measure, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have a negative impact on the value of your notes, and the Redemption Amount may depend in part on the relevant exchange rates.

•                  Relationship Between Exchange Rates and the Market Measure.  The correlation between the relevant currency exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure.  If the Market Measure of your notes includes a non-U.S. Market Measure, changes in these correlations may have a negative impact on the value of your notes.

•                  Time to Maturity.  As the time remaining to maturity of your notes decreases, we anticipate that the notes may have a market value that may be different from that which would be expected based on the levels of market interest rates and the Market Measure.  This difference will reflect a time premium or discount due to expectations concerning the Market Measure during the period before the applicable maturity date.  In general, as the time remaining to maturity decreases, the value of notes will approach the amount that would be payable at maturity based on the then-current value of the Market Measure.

Payments on the notes are subject to our credit risk, and changes in our credit ratings are expected to affect the value of the notes.  The notes are our senior unsecured debt securities.  As a result, your receipt of each interest payment on the notes and the Redemption Amount at maturity is dependent upon our ability to repay our obligations on the applicable payment date.  This will be the case even if the value of the Market Measure increases (or in the case of bear notes, decreases) after the pricing date.  No assurance can be given as to what our financial condition will be on any payment date.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations.  Consequently, our perceived creditworthiness and actual or anticipated changes in our credit ratings prior to the maturity date may affect the market value of the notes.  However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the applicable Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Purchases and sales by us, the agent and our respective affiliates may affect your return.  We, the agent and our respective affiliates may from time to time buy or sell the Market Measures, components of Market Measures or an Underlying Index, or futures or options contracts on Market Measures or components of the Market Measures or an Underlying Index for our or their own accounts for business reasons.  We also expect to enter into these transactions in connection with hedging our obligations under the notes.  These transactions could affect the value of these components and, in turn, the value of a Market Measure or an Underlying Index in a manner that could be adverse to your investment in the notes.  Any purchases or sales by us, the agent and our respective affiliates or others acting on our or their behalf on or before the applicable pricing date may temporarily increase or decrease the value of a Market Measure or the components of a Market Measure or an Underlying Index.  Temporary increases or decreases in the value of the Market Measure or components of a Market Measure or an Underlying Index may also occur as a result of the purchasing activities of other market participants.  Consequently, the values of such Market Measure or the components of such Market Measure or an Underlying Index may change subsequent to the pricing date of an issue of the notes, affecting the value of the Market Measure and therefore the market value of the notes.

Our trading and hedging activities, and those of the agent, may create conflicts of interest with you.  We, the agent, and our respective affiliates may engage in trading activities related to the Market Measure and the securities, commodities, or other assets represented by the Market Measure that are not for your account or on your behalf.  Merrill Lynch or its affiliates may be our counterparties in such transactions.  We, the agent, and our respective affiliates may, from time to time, buy or sell the securities, commodities, or other assets represented by the Market Measure or related futures or options contracts for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes.  We, the agent, and our respective affiliates also may issue  or underwrite other financial instruments with returns based upon the applicable Market Measure.  These trading and underwriting activities could affect the Market Measure in a manner that would be adverse to your investment in the notes.

We expect to enter into arrangements to hedge the market risks associated with our obligation to pay the periodic interest payments and Redemption Amount due on the notes. We may seek competitive terms in entering into the hedging arrangements for the notes, but are not required to do so, and we may enter into such hedging arrangements with subsidiaries or affiliates of Merrill Lynch. Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

We may enter into these transactions on or prior to each pricing date, in order to hedge some or all of our anticipated obligations under the notes. This hedging activity could increase (or in the case of bear notes, decrease) the value of the Market Measure on the applicable pricing date.

In addition, from time to time during the term of each series of the notes and in connection with the determination of the Ending Value, we, the agent, and our respective affiliates may enter into additional hedging transactions or adjust or close out existing hedging transactions.  We, the agent, and our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we issue, some of which may have returns calculated in a manner related to that of a particular series of the notes.  We, the agent, and our respective affiliates will price these hedging transactions with the intent to realize a profit, considering the risks inherent in these hedging activities, whether the value of the notes increases or decreases.  However, these hedging activities may result in a profit that is more or less than initially expected, or could result in a loss.

These trading activities may present a conflict of interest between your interest in your notes and the interests we, the agent, and our respective affiliates may have.  These trading activities, if they influence the Market Measure or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

Our hedging activities, and those of the agent, may affect your return on the notes and their market value.  We, the agent, and our respective affiliates may engage in hedging activities that may affect the value of the Market Measure.  Accordingly, these hedging activities may increase or decrease the market value of your notes prior to maturity, including on the Valuation Date, and the applicable Redemption Amount.  In addition, we, the agent, and our respective affiliates may purchase or otherwise acquire a long or short position in the notes.  We, the agent, and our respective affiliates may hold or resell the notes.  For example, the agent may enter into these transactions in connection with any market making activities in which it may engage.  Although we have no reason to believe that any of those activities will have a material impact on the value of the Market Measure, we cannot assure you that these activities will not affect the value of the Market Measure and the market value of your notes prior to maturity or the Redemption Amount.

The calculation agent will have the authority to make determinations that could affect the value of your notes.  Unless otherwise set forth in the applicable pricing supplement or term sheet, Merrill Lynch or one of its affiliates will be the calculation agent for the notes.  The calculation agent will have discretion in making various determinations that affect your notes, such as determining whether a “Market Disruption Event” has occurred, or in connection with judgments that it would be required to make if the publication of an index is discontinued, or if certain corporate events occur relating to a Market Measure that is an exchange traded fund or an Underlying Stock.  The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment.  However, the exercise of discretion by the calculation agent could adversely affect the value of your notes and may present the calculation with a conflict of interest of the kind described under “Our trading and hedging activities may create conflicts of interest with you” and “Our hedging activities may affect your return on the notes and their market value” above.

The U.S. federal income tax consequences of the notes are uncertain, and may be adverse to a holder of the notes.  No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes. As a result, significant aspects of the U.S. federal income tax consequences of an investment in the notes are not certain. As discussed in more detail in “Certain United States Federal Income Tax Considerations” below, we intend to treat the notes for U.S. federal income tax purposes as a single prepaid derivative contract providing for fixed periodic payments and a payment based on the value of the underlying Market Measure at maturity under which an amount equal to the purchase price of the notes is treated as a cash deposit to be applied at maturity in full satisfaction of the holder’s payment obligation under the derivative contract. As discussed in “Certain United States Federal Income Tax Considerations,” there is no assurance that the IRS will agree with this treatment, and the timing and character of income or loss required to be recognized by a U.S. Holder under alternative characterizations of the notes could be materially different from the intended treatment discussed in this product supplement. No ruling will be requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the statements made in the section entitled “Certain United States Federal Income Tax Considerations.”

You are urged to consult with your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes.

Risks Relating to Equity-Based Market Measures

If the Market Measure to which your notes are linked is equity-based, you will have no rights as a securityholder, you will have no rights to receive any of the securities represented by the Market Measure, and you will not be entitled to dividends or other distributions by the issuers of these securities.  The notes are our debt securities.  They are not equity instruments, shares of stock, or securities of any other issuer.  Investing in the notes will not make you a holder of any of the securities represented by the Market Measure.  You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to those securities.  As a result, the return on your notes may not reflect the return you would realize if you actually owned those securities and received the dividends paid or other distributions made in connection with them. This is because the calculation agent will calculate the Redemption Amount by reference to the Ending Value, the Step Level, the Threshold Value, and the Step Payment.  Additionally, the values of certain equity-based indices reflect only the prices of the common stocks included in the Market Measure or its components and do not take into consideration the value of dividends paid on those stocks.  Your notes will be paid in cash and you have no right to receive delivery of any of these securities.

If the Market Measure to which your notes are linked is an Underlying Stock, the Underlying Company will have no obligations relating to the notes and we will not perform any due diligence procedures with respect to the Underlying Company.  With respect to notes linked to an Underlying Stock, we will not control the Underlying Company, and the Underlying Company will not have authorized or approved the notes in any way. Furthermore, the Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason.  The Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes.  No Underlying Company will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

Neither we nor any agent will conduct any due diligence inquiry with respect to the Underlying Company in connection with an offering of the notes.  Neither we nor any agent makes any representation as to the completeness or accuracy of publicly available information regarding the Underlying Company or as to the future performance of any Underlying Stock.  Any prospective purchaser of the notes linked to an Underlying Stock should undertake such independent investigation of the Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

If the Market Measure to which the notes are linked is an Underlying Stock, the amount payable at maturity will not be adjusted for all corporate events that could affect the Underlying Stock.  With respect to notes linked to an Underlying Stock, the amount that you are entitled to receive at maturity may be adjusted for the specified corporate events affecting the Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks.”  However, these adjustments do not cover all corporate events that could affect the market price of the Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions.  The occurrence of any event that does not require the calculation agent to adjust the amount payable to you at maturity may adversely affect the determination of the Closing Market Price of the Underlying Stock, the Ending Value, and the Redemption Amount, and, as a result, the market value of the notes.

If the Underlying Company is listed on a foreign exchange, or if the Market Measure to which your notes are linked includes stocks traded on foreign exchanges, your return may be affected by factors affecting international securities markets.  The value of an Underlying Stock traded on a foreign exchange (or equity-based Market Measures that include equity securities traded on foreign exchanges) is computed by reference to the sales prices of the Underlying Stock (or underlying equity securities) as reported by the exchange on which the Underlying Stock (or underlying equity securities) are listed or admitted to trade.  Therefore, the return on your notes will be affected by factors affecting the value of securities in the relevant non-U.S. markets. The relevant foreign securities markets may be more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, accounting, auditing, and financial reporting standards and requirements in foreign countries differ from those applicable to U.S. reporting companies.

The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, and social factors in those regions. In addition, recent or future changes in government, economic, and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could negatively affect the relevant securities markets. Moreover, the relevant foreign economies may differ favorably or unfavorably from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources, and self-sufficiency.

Unless otherwise set forth in the applicable pricing supplement or term sheet, we and the agent do not control any company included in any equity-based Market Measure and are not responsible for any disclosure made by any other company.  We, the agent, or our respective affiliates currently, or in the future, may engage in business with companies represented by an equity-based Market Measure. However, none of us, the agent, or any of our respective affiliates have the ability to control the actions of any of these companies or assume any responsibility for the adequacy or accuracy of any publicly available information about any of these companies, unless (and only to the extent that) our securities or the securities of our respective affiliates are represented by that

Market Measure. In addition, unless otherwise set forth in the applicable pricing supplement or term sheet, none of us, the agent, or any of our affiliates are responsible for the calculation of any index represented by a Market Measure. You should make your own investigation into the Market Measure and the companies represented by the applicable constituent securities.

Unless otherwise set forth in the applicable pricing supplement or term sheet, none of the Market Measure Publishers, their affiliates, nor any company included in the Market Measure will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes.  As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might affect the value of the securities represented by the Market Measure or the value of the notes.

Our business activities and those of the agent, relating to the companies represented by an equity-based Market Measure may create conflicts of interest with you.  We, the agent, and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with the companies represented by an equity-based Market Measure, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors.  In connection with these activities, we, the agent, and our respective affiliates may receive information about those companies that we will not divulge to you or other third parties.  We, the agent, and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies.  This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes.  Any of these activities may affect the market value of your notes.  We, the agent, or any of our respective affiliates, do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the stocks included in an equity-based Market Measure. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an equity-based Market Measure as in its judgment is appropriate to make an informed decision regarding an investment in the notes. The composition of those companies does not reflect any investment recommendations from us, the agent, or our respective affiliates.

Risks Relating to Commodity-Based Market Measures

If the Market Measure to which your notes are linked is commodity-based, ownership of the notes will not entitle you to any rights with respect to any futures contracts or commodities included in or tracked by the Market Measure.  If the Market Measure to which your notes are linked is commodity-based, you will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the commodities or commodity futures included in such Market Measure. We will not invest in any of the commodities or commodity futures contracts included in such Market Measure on behalf or for the benefit of holders of the notes.

The prices of commodities included in a commodity-based Market Measure may change unpredictably, affecting the value of your notes in unforeseeable ways.  Trading in commodities is speculative and can be extremely volatile. Market prices of the commodities may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; weather; agriculture; trade; fiscal, monetary, and exchange control programs; domestic and foreign political and economic events and policies; disease; technological developments; and changes in interest rates. These factors may affect the value of a commodity-based Market Measure and the value of the notes in varying ways, and different factors may cause the value of the commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates. Additionally, certain commodity-based Market Measures may be concentrated in only a few, or even a single industry (e.g., energy). These Market Measures are likely to be more volatile than those comprised of a variety of commodities.

With respect to a commodity-based Market Measure, suspension or disruptions of market trading in the applicable commodities and related futures markets may adversely affect the value of the notes.  The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. There can be no assurance that any such disruption or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) will not have an adverse affect on the value of or trading in the Market Measure, or the manner in which it is calculated, and therefore, the value of the notes.

Notes linked to a commodity-based Market Measure will not be regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”).  Unlike an investment in notes linked to a commodity-based Market Measure, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a “commodity pool operator” (a “CPO”).  Because notes linked to a commodity-based Market Measure will not be interests in a commodity pool, such notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a CPO and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools.  Notes linked to a commodity-based Market Measure will not constitute investments by you or by us or Merrill Lynch, or any of our respective affiliates on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered FCM.

A commodity-based Market Measure may include futures contracts on foreign exchanges that are less regulated than U.S. markets.  A commodity-based Market Measure may include futures contracts on physical commodities on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It will also likely be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the Market Measure.

Risks Relating to Exchange Traded Fund Market Measures

If the Market Measure to which your notes are linked is an exchange traded fund, there are liquidity and management risks associated with the Market Measure.  Although shares of the Market Measure will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Measure or that there will be liquidity in the trading market.

The Market Measure is subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

With respect to exchange traded fund Market Measures, we cannot control actions by the investment adviser which may adjust the Market Measure in a way that could adversely affect the value of the notes and the Redemption Amount, and the investment adviser has no obligation to consider your interests.  The policies of the investment adviser concerning the calculation of the Market Measure’s net asset value, additions, deletions, or substitutions of securities or other investments held by the Market Measure and the manner in which changes affecting the Underlying Index are reflected in the Market Measure could affect the market price per share of the Market Measure and, therefore, the Redemption Amount and the market value of the notes.  The Redemption Amount and the market value of your notes could also be affected if the investment adviser changes these policies, for example, by changing the manner in which it calculates the Market Measure’s net asset value, or if the investment adviser discontinues or suspends calculation or publication of the Market Measure’s net asset value, in which case it may become difficult to determine the value of your note.  If events such as these occur or if the closing price per share of the Market Measure is not available on the Valuation Date, the calculation agent may determine the closing price per share of the Market Measure on the Valuation Date; as a result, the calculation agent would determine the Redemption Amount in a manner it considers appropriate, in its sole discretion.

If the Market Measure to which your notes are linked is an exchange traded fund, the performance of the Market Measure and the performance of the Underlying Index may vary.  The performance of the Market Measure and that of its Underlying Index generally will vary due to transaction costs, certain corporate actions, and timing variances.  If the Market Measure maintains a “representative sampling” strategy as to the Underlying Index, the performance of the Market Measure will differ to some degree from that of the Underlying Index.

In addition, because the shares of the Market Measure are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Measure may differ from its net asset value per share; shares of the Market Measure may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Market Measure may not match the performance of its Underlying Index over the same period.  Because of this variance, the return on the notes to the extent dependent on the return of the Market Measure may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

If the Market Measure to which your notes are linked is an exchange traded fund, time zone differences between the cities where the Underlying Index and Market Measure trade may create discrepancies in trading levels.  As a result of the time zone difference, if applicable, between the cities where the securities comprising the Underlying Index trade and where the shares of the Market Measure trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the notes.  In addition, there may be periods when the foreign securities markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the Underlying Index remaining unchanged for multiple trading days in the city where the shares of the Market Measure trade.  Conversely, there may be periods in which the foreign securities markets are open, but the securities market on which the Market Measure trades is closed.

If the Market Measure to which your notes are linked is an exchange traded fund, risks associated with the Underlying Index, or underlying assets of the exchange traded fund, will affect the share price of the Market Measure and hence, the value of the notes.  Exchange traded funds are funds which may hold a variety of underlying assets, including stocks or bonds, and which performance may be designed to track the performance of an Underlying Index.  While the notes are linked to the exchange traded fund Market Measure and not to its underlying assets or Underlying Index, risks associated with the underlying assets or Underlying Index will affect the share price of the Market Measure and hence the value of the notes.  Some of the risks that relate to an Underlying Index include those discussed above in this product supplement in relation to equity based- and commodity-based Market Measures, which you should review before investing in the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable pricing supplement or term sheet or index supplement may set forth additional risk factors as to the Market Measure that you should review prior to purchasing the notes.

USE OF PROCEEDS

We will use the net proceeds we receive from each sale of the notes for the purposes described in the accompanying prospectus under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes with Merrill Lynch or one of its affiliates.  Such hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but which could also result in a loss for the hedging counterparty.

DESCRIPTION OF THE NOTES

General

Each series of the notes will be part of a series of our medium-term notes entitled “Medium-Term Notes, Series E” that will be issued under an indenture between us and The Bank of New York Mellon Trust Company, N.A. (directly or as the successor in interest to another party), which serves as the trustee thereunder, as amended and supplemented from time to time (the “Indenture”).  The Indenture is described more fully in the prospectus and prospectus supplement.  The following description of the notes supplements the description of the general terms and provisions of the notes and debt securities set forth under the headings “Description of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus.  These documents should be read in connection with the applicable pricing supplement or term sheet.

The aggregate principal amount of each series of the notes will be set forth in the applicable pricing supplement or term sheet.  The notes will mature on the date set forth in the applicable pricing supplement or term sheet.  We cannot otherwise redeem the notes prior to the maturity date, except as described below under “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes—Discontinuance of the Index Fund,” “—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks—Reorganization Events, and “—Early Redemption for Tax Reasons”

The notes are not principal protected.

Prior to the applicable maturity date, the notes are not repayable at the option of any holder.  The notes are not subject to any sinking fund.

We will issue the notes in the denominations of whole units, each with a specified Original Offering Price.  The CUSIP number for each series of the notes will be set forth in the applicable pricing supplement or term sheet.  You may transfer the notes only in whole units.

Interest

The notes will bear periodic interest payments at the rate specified in the applicable pricing supplement or term sheet.  Unless otherwise set forth in the applicable pricing supplement or term sheet, the interest will be paid quarterly in cash in arrears on each interest payment date specified in the applicable pricing supplement or term sheet.  Interest payable on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Each interest payment on an interest payment date will include interest accrued from, and including, the issue date or the most recent interest payment date for which interest has been paid or provided for, as the case may be, to, but excluding, that interest payment date.  Unless otherwise specified in the applicable pricing supplement or term sheet, we will pay interest to the persons in whose names the notes are registered at the close of business one business day prior to each interest payment date. If an interest payment date falls on a day that is not a business day, that interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of the delayed payment.

Unless otherwise set forth in the applicable pricing supplement or term sheet, a “business day” means any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation, or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Notwithstanding the foregoing, the final payment of interest and the Redemption Amount will be paid to the person in whose names the notes are registered on the maturity date.

Payment at Maturity

At maturity, in addition to any interest that is payable, subject to our credit risk as issuer of the notes, and unless the applicable pricing supplement or term sheet provides otherwise, you will receive a Redemption Amount per unit of the notes that you hold, denominated in U.S. dollars.  In no event will the Redemption Amount be less than zero.  The Redemption Amount for notes other than bear notes will be calculated as follows:

•                  If the Ending Value is equal to or greater than the Step Level, then the Redemption Amount will equal:

•                  If the Ending Value is less than the Step Level but is equal to or greater than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•                  If the Ending Value is less than the Threshold Value, then the Redemption Amount will equal:

In the case of bear notes, the Redemption Amount will be calculated as follows:

•                  If the Ending Value is equal to or less than the Step Level, then the Redemption Amount will equal:

•                  If the Ending Value is greater than the Step Level but is equal to or less than the Threshold Value, then the Redemption Amount will equal the Original Offering Price.

•                  If the Ending Value is greater than the Threshold Value, then the Redemption Amount will equal:

The “Step Level” represents a specified percentage above (or in the case of bear notes, a specified percentage below) the Starting Value.  The Step Level will be determined on the pricing date and set forth in the applicable pricing supplement or term sheet.

The “Step Payment,” if any, is a payment at maturity equal to a percentage of the Original Offering Price per unit and will be set forth in the applicable pricing supplement or term sheet.

The “Threshold Value” is a value of the Market Measure that reflects a specified percentage of the Starting Value, and will be less than or equal to 100% in the case of notes, and greater than or equal to 100% in the case of bear notes.

The “Downside Leverage Factor” (or, in the case of bear notes, the “Upside Leverage Factor”) represents the extent to which the downside performance of the notes is affected by the downside performance (or, in the case of bear notes, the upside performance) of the Market Measure beyond the Threshold Value, and will be set forth in the applicable pricing supplement or term sheet. The Downside Leverage Factor (or, in the case of bear notes, the Upside Leverage Factor) may equal 100%, in which case the downside (or, in the case of bear notes the upside) will be unleveraged. Depending on the Downside Leverage Factor (or, in the case of bear notes, the Upside Leverage Factor), you may lose all or a substantial portion of the amount that you invested to purchase the notes.  However, in no event will you lose more than your initial investment.

Determining the Starting Value and the Ending Value

Unless otherwise specified in the applicable pricing supplement or term sheet, the following definitions will apply:

The “Valuation Date” will be a day shortly prior to the maturity date of the notes.  The actual Valuation Date will be determined on the pricing date and set forth in the pricing supplement or term sheet made available in connection with sales of the notes.

If the Valuation Date is not a Market Measure Business Day (as defined below) (or, in the case of exchange traded fund or Underlying Stock Market Measures, a trading day (as defined below)) or if there is a Market Disruption Event on such day, the Valuation Date will be the immediately succeeding Market Measure Business Day (or, in the case of exchange traded fund or Underlying Stock Market Measures, the immediately succeeding trading day) during which no Market Disruption Event shall have occurred or is continuing; provided that the closing value of the Market Measure will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event on that second scheduled Market Measure Business Day.  For commodity-based Market Measures, if a Market Disruption Event occurs and is continuing on the Valuation Date, the value of the Market Measure will be determined using the “Market Disruption Calculation” described below under “—Market Disruption Events—Commodity-Based Market Measures.”

Unless otherwise specified in the applicable pricing supplement or term sheet, a “Market Measure Business Day” means a day on which (i) the New York Stock Exchange (the “NYSE”) and The NASDAQ Stock Market (“NASDAQ”), or their successors, are open for trading and (ii) the Market Measure or any successor thereto is calculated and published.

Unless otherwise specified in the applicable pricing supplement or term sheet, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, NASDAQ, the Chicago Mercantile Exchange, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Market Measures Other than Exchange Traded Funds and Underlying Stocks

If the Market Measure to which the notes are linked is not an exchange traded fund or an Underlying Stock, unless otherwise specified in the applicable pricing supplement or term sheet, the “Starting Value” will equal the closing value of the Market Measure or a percentage of the closing value of the Market Measure on the pricing date (or on such other date or dates as specified in the applicable pricing supplement or term sheet) as determined by the calculation agent; provided, however, that if the Market Measure is linked to one or more commodities or commodity indices, and a Market Disruption Event (as defined below) occurs on the pricing date, then the calculation agent will establish the Starting Value as described in the next paragraph.

If the Market Measure is commodity-based and a Market Disruption Event occurs on the pricing date, the calculation agent will establish an initial value for the Market Measure (the “Initial Market Measure Level”) and the “Starting Value” using the following procedures:

(1)          With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by a Market Disruption Event (an “Unaffected Commodity Component”), both the Initial Market Measure Level and the Starting Value will be based on the exchange published settlement price of such Unaffected Commodity Component on the pricing date.

(2)          With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by a Market Disruption Event (an “Affected Commodity Component”):

a.               The calculation agent will establish the Initial Market Measure Level on the pricing date based on (i) the above-referenced settlement price of each Unaffected Commodity Component and (ii) the last exchange published settlement price for each Affected Commodity Component on the pricing date.

b.              The calculation agent will adjust the Initial Market Measure Level for purposes of determining the Starting Value based on the exchange published settlement price of each Affected Commodity Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Commodity Component.  In the event that a Market Disruption Event occurs with respect to any Affected Commodity Component on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Commodity Component used to determine the Starting Value in a manner that the calculation agent considers commercially reasonable under the circumstances.

c.               The final pricing supplement or term sheet will set forth the Initial Market Measure Level, a brief statement of the facts relating to the establishment of the Initial Market Measure Level (including a description of the relevant Market Disruption Event(s)), and the Starting Value.

(3)                The calculation agent will determine the Initial Market Measure Level by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure. The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Market Measure.

The “Ending Value” will equal the closing value of the Market Measure on the Valuation Date.

Exchange Traded Fund and Underlying Stock Market Measures

If the Market Measure to which the notes are linked is an exchange traded fund, unless otherwise specified in the applicable pricing supplement or term sheet, the “Starting Value” will be equal to the volume weighted average price, which is, absent a determination of manifest error, the price shown on page “AQR” on Bloomberg L.P. for trading in shares of the Market Measure taking place between approximately 9:30 a.m. and 4:02 p.m. on all U.S. exchanges on the pricing date, or on such date or dates other than the pricing date, as specified in the applicable pricing supplement or term sheet.  The Starting Value for an Underlying Stock will be determined as set forth in the applicable pricing supplement or term sheet.

The “Ending Value” of an exchange traded fund or Underlying Stock Market Measure will equal the Closing Market Price of the Market Measure on the Valuation Date multiplied by the Price Multiplier.

The “Closing Market Price” means:

(A)            If the Market Measure is listed or admitted to trading on a national securities exchange in the United States that is registered under the Exchange Act (“registered national securities exchange”), is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc., or is quoted on a U.S. quotation medium or inter-dealer quotation system (e.g., the Pink-Sheets), then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure (or any other security underlying a Market Measure for which a Closing Market Price must be determined for purposes of the notes):

a.                        the last reported sale price, regular way, on that day on the principal registered national securities exchange on which that security is listed or admitted to trading (without taking into account any extended or after-hours trading session);

b.                       if the last reported sale price is not obtainable on a registered national securities exchange, then the last reported sale price on the over-the-counter market as reported on the OTC Bulletin Board or, if not available on the OTC Bulletin Board, then the last reported sale price on any other U.S. quotation medium or inter-dealer quotation system on that day (without taking into account any extended or after-hours trading session); or

c.                        if the last reported sale price is not available for any reason on a registered national securities exchange, on the OTC Bulletin Board, or on any other U.S. quotation medium or inter-dealer quotation system, then the Closing Market Price shall be the arithmetic mean of the bid prices on that day from as many dealers in that security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00 p.m., local time in the principal market of the shares of the Market Measure (or any other security underlying the Market Measure for which a Closing Market Price must be determined for purposes of the notes) on that date (without taking into account any extended or after-hours trading session), or if there are no such bids available to the calculation agent, then the Closing Market Price shall be determined by the calculation agent in its sole discretion and reasonable judgment.

(B)              If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, or is not quoted on any other U.S. quotation medium or inter-dealer system, then the Closing Market Price for any date of determination on any trading day means for one share of the Market Measure the U.S. dollar equivalent of the last reported sale price (as determined by the calculation agent in its sole discretion and reasonable judgment) on that day on a foreign securities exchange on which that security is listed or admitted to trading with the greatest volume of trading for the calendar month preceding that trading day as determined by the calculation agent; provided that if the last reported sale price is for a transaction which occurred more than four hours prior to the close of that foreign exchange, then the Closing Market Price will mean the U.S. dollar equivalent (as determined by the calculation agent in its sole discretion and reasonable judgment) of the average of the last available bid and offer price on that foreign exchange.

(C)              If the Market Measure is not listed on a registered national securities exchange, is not included in the OTC Bulletin Board, is not quoted on any other U.S. quotation medium or inter-dealer quotation system, is not listed or admitted to trading on any foreign securities exchange, or if the last reported sale price or bid and offer are not obtainable, then the Closing Market Price will mean the average of the U.S. dollar value (as determined by the calculation agent in its sole discretion) of the last available purchase and sale prices in the market of the three dealers which have the highest volume of transactions in that security in the immediately preceding calendar month as determined by the calculation agent based on information that is reasonably available to it.

The “Price Multiplier” will be set forth in the applicable pricing supplement or term sheet and will be subject to adjustment for certain corporate events relating to the Market Measure described below under “—Anti-Dilution Adjustments for Notes Linked to Underlying Stocks” and “—Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes”.

Market Disruption Events

Equity-Based Market Measures

For equity-based Market Measures other than exchange traded funds or an Underlying Stock, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(A)                            the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of a Market Measure trade as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise Market Measure or any successor market measure; and

(B)                                the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Market Measure as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Market Measure, or any successor market measure.

For the purpose of determining whether a Market Disruption Event has occurred:

(1)                                a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)                                a decision to permanently discontinue trading in the relevant futures or options contracts related to the Market Measure, or any successor market measure, will not constitute a Market Disruption Event;

(3)                                a suspension in trading in a futures or options contract on the Market Measure, or any successor market measure, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(4)                                a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)                                if applicable to equity-based Market Measures with component stocks listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Commodity-Based Market Measures

For commodity-based Market Measures, “Market Disruption Event” means one or more of the following events, as determined by the calculation agent:

(1)                                a material limitation, suspension, or disruption of trading in one or more Market Measure components which results in a failure by the exchange on which each applicable Market Measure component is traded to report an exchange published settlement price for such contract on the day on which such event occurs or any succeeding day on which it continues;

(2)                                the exchange published settlement price for any Market Measure component is a “limit price,” which means that the exchange published settlement price for such contract for a day has increased or decreased from the previous day’s exchange published settlement price by the maximum amount permitted under applicable exchange rules;

(3)                                failure by the applicable exchange or other price source to announce or publish the exchange published settlement price for any Market Measure component;

(4)                                a suspension of trading in one or more Market Measure components, for which the trading does not resume at least 10 minutes prior to the scheduled or rescheduled closing time; or

(5)                                  any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge that we or our affiliates have effected or may effect as to the applicable notes.

If the Market Measure is commodity-based and a Market Disruption Event occurs on the Valuation Date, the closing value of the Market Measure, and thus the Ending Value, will be determined by the calculation agent using the following “Market Disruption Calculation”:

(1)                              With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is not affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the Valuation Date.

(2)                              With respect to each commodity or futures contract, the value of which is tracked by the Market Measure and which is affected by the Market Disruption Event, the closing value will be based on the exchange published settlement price of each such contract on the first Market Measure Business Day following the Valuation Date on which no Market Disruption Event occurs with respect to such contract.  In the event that a Market Disruption Event occurs with respect to any commodity or futures contract, the value of which is tracked by the Market Measure, on the Valuation Date and on each day to and including the second scheduled Market Measure Business Day prior to maturity, the price of such contract used to determine the closing value will be estimated by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances.

(3)                              The calculation agent shall determine the closing value by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Market Measure.  The exchange on which a commodity or futures contract, the value of which is tracked by the Market Measure, is traded for purposes of the foregoing definition means the exchange used to value such contract for the calculation of the Market Measure.

Exchange Traded Fund-Based and Underlying Stock-Based Market Measures

For exchange traded fund and Underlying Stock Market Measures, a “Market Disruption Event” means any of the following events, as determined by the calculation agent in its sole discretion:

(1)                (A)            the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Market Measure (or the successor to the Market Measure) on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)             the suspension of or material limitation of trading, in each case, for more than two hours of trading, or during the one-half hour preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of such Market Measure (or successor to the Market Measure) as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the shares of the Market Measure; or

(2)                Solely in the case of an exchange traded fund Market Measure:

(A)             the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of an Underlying Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(B)                 the suspension of or material limitation on trading, in each case, for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Underlying Index as determined by the calculation agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in options contracts or futures contracts related to the Underlying Index, or any successor underlying index; or

(3)                                            the determination that the scheduled Valuation Date is not a trading day by reason of an event, occurrence, declaration, or otherwise.

For the purpose of determining whether a Market Disruption Event has occurred:

(i)                      a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(ii)                   a decision to permanently discontinue trading in the relevant futures or options contracts related to an Underlying Index (or any successor underlying index) or shares of an exchange traded fund or Underlying Stock Market Measure (or such successor to the Market Measure), will not constitute a Market Disruption Event;

(iii)                a suspension in trading in a futures or options contract on an Underlying Index (or any successor underlying index) or shares of an exchange traded fund or Underlying Stock Market Measure (or such successor Market Measure), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts related to the Market Measure;

(iv)               subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(v)               if applicable to Market Measures or Underlying Indices with component stocks listed on the NYSE, for the purpose of clauses (1)(A) and (2)(A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Other Market Measures

If the Market Measure is not equity-based, commodity-based, exchange traded fund-based, or Underlying Stock-based, or is a combination of any of the four, the applicable pricing supplement or term sheet will set forth the definition of “Market Disruption Event,” and include additional related terms.

Determinations by the Calculation Agent

All determinations made by the calculation agent, absent a determination of a manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the notes.

Anti-Dilution Adjustments for Notes Linked to Underlying Stocks

If the notes are linked to an Underlying Stock, the calculation agent, in its sole discretion, may adjust the Price Multiplier, and hence the Ending Value, if an event described below occurs on or before the Valuation Date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the Underlying Stock.  The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect.  Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.  If the Underlying Stock is an American Depositary Receipt (“ADR”), all references herein to Underlying Stock refer to that class of the Underlying Company’s common equity security that is represented by such ADR.

No adjustments to the Price Multiplier will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the Underlying Stock or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result.  The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Underlying Stock.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments will be made for certain other events, such as offerings of common stock by the Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for the Underlying Stock by the Underlying Company.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence the Ending Value, as a result of certain events related to the Underlying Stock, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits. If the Underlying Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  the number of shares which a holder of one share of the Underlying Stock before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends.  If the Underlying Stock is subject to a (i) stock dividend (i.e., issuance of additional shares of Underlying Stock) that is given ratably to all holders of record of the Underlying Stock or (ii) distribution of Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend has become effective and the Underlying Stock is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  the number of shares of Underlying Stock which a holder of one share of Underlying Stock before the date the dividend became effective and the Underlying Stock traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends.  There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the Underlying Stock other than Extraordinary Dividends, as described below, and distributions described under the section entitled “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs with respect to the Underlying Stock, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the Underlying Stock will equal:

•                  in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of Underlying Stock; or

•                  in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled “—Reorganization Events”. A distribution on the Underlying Stock described in the section entitled “—Issuance of Transferable Rights or Warrants” that also constitutes an Extraordinary Dividend will only cause an adjustment under that section.

Issuance of Transferable Rights or Warrants. If the Underlying Company issues transferable rights or warrants to all holders of record of the Underlying Stock to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock under a shareholder’s rights plan or arrangement, then the Price Multiplier will be adjusted on the business day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•                  the prior Price Multiplier; and

•                  the number of shares of Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right, or, if the warrants or rights are not traded on a registered national securities exchange, will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If prior to the maturity date of the notes:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)

the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)

the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of subsidiaries or affiliates of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)

there occurs any reclassification or change of the Underlying Stock that results in a transfer or a irrevocable commitment to transfer all such shares of Underlying Stock outstanding to another entity or person;

(h)

the Underlying Company or any Successor Entity has been subject to a merger, combination, or consolidation and is the surviving entity, but the termination results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such merger, combination, or consolidation) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)

the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the Redemption Amount or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange and determine the effective date of that adjustment.  If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may cause the notes to be accelerated to the fifth business day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the Valuation Date were the fifth business day prior to the date of acceleration.  However, you will not be entitled to any interest that would have accrued had the notes not been accelerated, nor will you be entitled to a Step Payment, and the Redemption Amount per unit will be less than or equal to the Original Offering Price.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, the maturity date of the notes will be accelerated to the fifth business day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes, and as though the Valuation Date were the fifth business day prior to the date of acceleration.  However, you will not be entitled to any interest that would have accrued had the notes not been accelerated, nor will you be entitled to a Step Payment, and the Redemption Amount per unit will be less than or equal to the Original Offering Price. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Alternative Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier or to the method of determining the amount payable on the notes described in this section, but may instead make adjustments in its discretion to the Price Multiplier or the method of determining the amount payable on the notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on the Underlying Stock or any successor common stock.  We will provide notice of that election to the trustee not more than two trading days following the date that the Options Clearing Corporation publishes notice of its adjustments relating to the Underlying Stock and will detail in that notice the actual adjustment made to the Price Multiplier or to the method of determining the amount payable on the notes.

Anti-Dilution and Discontinuance Adjustments for Exchange Traded Fund Linked Notes

If the notes are linked to an exchange traded fund Market Measure (for purposes of this section, an “Index Fund”), the calculation agent, in its sole discretion, may adjust the Price Multiplier, and hence the Ending Value, if an event described below occurs on or before the Valuation Date and the calculation agent determines that such an event has a diluting or concentrative effect on the theoretical value of the shares of the Index Fund or a successor index fund (as defined below).  The Price Multiplier resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward.

No adjustments to the Price Multiplier will be required unless the Price Multiplier adjustment would require a change of at least 0.1% in the Price Multiplier then in effect.  Any adjustment that would require a change of less than 0.1% in the Price Multiplier and that is not applied at the time of the occurrence of the event that requires an adjustment may be taken into account and aggregated at the time of any subsequent adjustment that would require a change of the Price Multiplier then in effect.

No adjustments to the Price Multiplier will be required other than those specified below.  However, the calculation agent may, at its sole discretion, make additional adjustments to the Price Multiplier to reflect changes occurring in relation to the component stocks of the Index Fund, the terms of the Index Fund or any other security received in a reorganization event in other circumstances where the calculation agent determines that it is appropriate to reflect those changes to ensure an equitable result.  The required adjustments specified below do not cover all events that could affect the Closing Market Price per share of the Index Fund.

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Price Multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities, or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

We will provide, within ten business days following the occurrence of an event that requires an adjustment to the Price Multiplier, or, if later, within ten business days following the date on which we become aware of this occurrence, written notice to the trustee, which will provide notice to the holders of the notes of the occurrence of this event and a statement in reasonable detail setting forth the adjusted Price Multiplier.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier, and hence the Ending Value, as a result of certain events related to the Index Fund or any successor index fund, as applicable, which include, but is not limited to, the following:

Stock Splits and Reverse Stock Splits.  If the Index Fund is subject to a stock split or reverse stock split, then once any split has become effective, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  the number of shares which a holder of one share of the Index Fund before the effective date of such stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends.  If the Index Fund is subject to (i) a stock dividend (i.e., issuance of additional shares of the Index Fund by the Index Fund) that is given ratably to all holders of record of shares of the Index Fund or (ii) any other distribution of shares of the Index Fund to all holders of record of shares of the Index Fund, then once the dividend has become effective and the shares of the Index Fund is trading ex-dividend, the Price Multiplier will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  the number of shares of the Index Fund which a holder of one share of the Index Fund before the date the dividend became effective and the shares of the Index Fund traded ex-dividend would have owned immediately following that date;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Index Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

Extraordinary Dividends.  There will be no adjustments to the Price Multiplier to reflect any cash dividends or cash distributions paid with respect to the shares of the Index Fund other than Extraordinary Dividends, as described below, and distributions described under the sections entitled “—Anti-Dilution Adjustments —Other Distributions” and “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to the shares of the Index Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Index Fund’s then-existing policy or practice of paying such dividends on a quarterly or other regular basis.  If an Extraordinary Dividend occurs with respect to the Index Fund, the Price Multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  a fraction, the numerator of which is the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Market Price per share of the Index Fund on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the shares of the Index Fund will equal:

•                  in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share of the Index Fund; or

•                  in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of the Index Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive.  A distribution on the shares of the Index Fund described under the sections entitled “—Reorganization Events” and “—Anti-Dilution Adjustments—Other Distributions” below that also constitute an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions.  If the Index Fund, after the pricing date, declares or makes a distribution to all holders of the shares of the Index Fund of any class of its capital stock (other than shares of the Index Fund), evidences of its indebtedness, or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, the Price Multiplier will be adjusted such that the new Price Multiplier will equal the product of:

•                  the prior Price Multiplier; and

•                  a fraction, the numerator of which will be the Closing Market Price per share of the Index Fund, and the denominator of which will be the Closing Market Price per share of the Index Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants or other non-cash assets so distributed or issued applicable to one share of the Index Fund.

Reorganization Events

If prior to the maturity date of the notes, the Index Fund, or any successor index fund, has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or to the method of determining the Redemption Amount or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Market Measure, the Underlying Index, or to the notes), and determine the effective date of that adjustment.  If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be de-listed, liquidated, discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of the Index Fund.”

Discontinuance of the Index Fund

If the Market Measure to which the notes are linked is an Index Fund, and such Index Fund is de-listed from its primary securities exchange (or any other relevant exchange), liquidated, or otherwise terminated, the calculation agent will substitute a Market Measure that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund, which may be, but is not limited to, an exchange traded fund comparable to the Index Fund (such exchange traded fund being referred to herein as a “successor index fund”), the Underlying Index or a successor to the Underlying Index.  In such event, the calculation agent will adjust the Price Multiplier, as necessary, such that the substitute Market Measure closely replicates the performance of the Index Fund.

If the Index Fund (or a successor index fund) is de-listed, liquidated, or otherwise terminated and the calculation agent determines that no adequate substitute for the Index Fund (or a successor index fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of the shares of such Index Fund (or a successor index fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Index Fund (or a successor index fund).

If a successor index fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund (or a successor index fund), that successor index fund or substitute computation methodology, as applicable, will be substituted for the Index Fund (or such successor index fund) for all purposes of the notes.

Upon any selection by the calculation agent of any successor index fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the notes.  The calculation agent will provide information as to the method of calculating the Closing Market Price of the shares of the Market Measure (or such successor index fund) upon your written request.

If at any time:

•                  an Underlying Index (or the underlying index related to a successor index fund) is changed in a material respect; or

•                  an Index Fund (or a successor index fund) in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price per share of such Index Fund (or such successor index fund) had those changes or modifications not been made, then, from and after that time, the calculation agent will make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of such Index Fund (or such successor index fund) as if those changes or modifications had not been made.  The calculation agent also may determine that no adjustment is required.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the shares of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Index Fund to which your notes are linked may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the notes to be accelerated to the fifth business day following the date of that determination and the Redemption Amount payable to you will be calculated as though the date of early repayment were the stated maturity date of the notes and as though the Valuation Date were the fifth business day prior to the date of acceleration.  However, you will not be entitled to any interest that would have accrued had the notes not been accelerated, you will not be entitled to a Step Payment, and the Redemption Amount per unit will be less than or equal to the Original Offering Price.

Adjustments to a Market Measure

If at any time a Market Measure Publisher makes a material change in the formula for or the method of calculating a Market Measure, or Market Measure component in the case of a Basket, or in any other way materially modifies that Market Measure so that the Market Measure does not, in the opinion of the calculation agent, fairly represent the value of the Market Measure had those changes or modifications not been made, then, from and after that time, the calculation agent will, at the close of business in New York, New York, on each date that the closing value of the Market Measure is to be calculated, make any adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a calculation of a value of the applicable Market Measure as if those changes or modifications had not been made, and calculate the closing value with reference to the Market

Measure, as so adjusted. Accordingly, if the method of calculating a Market Measure is modified so that the value of the Market Measure is a fraction or a multiple of what it would have been if it had not been modified, then the calculation agent will adjust the Market Measure in order to arrive at a value of the Market Measure as if it had not been modified.

Discontinuance of a Non-Exchange Traded Fund Market Measure

If a Market Measure Publisher discontinues publication of a Market Measure to which an issue of the notes is linked (other than an exchange traded fund or Underlying Stock Market Measure), or one or more components of a Market Measure in the case of a Basket, and such Market Measure Publisher or another entity publishes a successor or substitute market measure that the calculation agent determines, in its sole discretion, to be comparable to that Market Measure (a “successor market measure”), then, upon the calculation agent’s notification of that determination to the trustee and us, the calculation agent will substitute the successor market measure as calculated by the relevant Market Measure Publisher or any other entity and calculate the Ending Value as described above under “—Payment at Maturity.”  Upon any selection by the calculation agent of a successor market measure, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us, and to the holders of the notes.

In the event that a Market Measure Publisher discontinues publication of a Market Measure and:

•	the calculation agent does not select a successor market measure; or

•	the successor market measure is not published on the Valuation Date,

the calculation agent will compute a substitute value for the Market Measure in accordance with the procedures last used to calculate the Market Measure before any discontinuance. If a successor market measure is selected or the calculation agent calculates a value as a substitute for a Market Measure as described below, the successor market measure or value will be used as a substitute for that Market Measure for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

If a Market Measure Publisher discontinues publication of the Market Measure before the Valuation Date, and the calculation agent determines that no successor market measure is available on that date, then on the day that would have been the Valuation Date, the calculation agent will determine the value that would be used in computing the Redemption Amount as described in the preceding paragraph as if that day were the Valuation Date.  The calculation agent will make available to holders of the notes information as to each such value; such information may be disseminated by means of Bloomberg, Reuters, a website, or any other means selected by the calculation agent in its reasonable discretion.

Notwithstanding these alternative arrangements, discontinuance of the publication of the specific Market Measure to which your notes are linked may adversely affect trading in the notes.

Underlying Stock

For notes linked to an Underlying Stock, any information regarding the Underlying Company or the Underlying Stock will be derived from publicly available documents prepared by the Underlying Company. We make no representation or warranty as to the accuracy or completeness of this information.  Any Underlying Stock will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located at the SEC’s facilities or through the SEC’s website, www.sec.gov. We make no representation or warranty as to the accuracy or completeness of the information or reports.

The selection of the Underlying Stock is not a recommendation to buy or sell the Underlying Stock. Neither we nor any of our subsidiaries or affiliates makes any representation to any purchaser of the notes as to the performance of the Underlying Stock.

We will not control any Underlying Company. An Underlying Company will not have any obligations with respect to the notes. This product supplement and any related pricing supplement or term sheet relates only to the notes and does not relate to the Underlying Stock or other securities of the Underlying Company. All disclosures contained in this product supplement or any related pricing supplement or term sheet regarding the Underlying Company will be derived from the publicly available documents described above. Neither we nor the agent has or will participate in the preparation of the publicly available documents described above. Neither we nor the agent has made or will make any due diligence inquiry with respect to any Underlying Company in connection with the offering of the notes. Neither we nor the agent makes any representation that the publicly available documents or any other publicly available information regarding any Underlying Company are or will be accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date of the applicable pricing supplement or term sheet, including events that would affect the accuracy or completeness of the publicly available documents described above, and that would affect the trading price of the Underlying Stock, have been or will be publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning any Underlying Company could affect the value of the Underlying Stock on the Valuation Date and therefore could affect your Redemption Amount.  Neither we nor any of our subsidiaries or affiliates makes any representation to any purchaser of the notes as to the performance of the Underlying Stock.

We or our subsidiaries or affiliates may presently or from time to time engage in business, directly or indirectly, with any Underlying Company, including extending loans to, or making equity investments in, any Underlying Company or providing investment banking or advisory services to any Underlying Company, including merger and acquisition advisory services. In the course of that business, we or our subsidiaries or affiliates may acquire non-public information with respect to any Underlying Company.  In addition, one or more of our affiliates may publish research reports with respect to any Underlying Company.

Any prospective purchaser of the notes should undertake an independent investigation of any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Basket Market Measures

If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable pricing supplement or term sheet. We will assign each Basket Component an Initial Component Weight so that each Basket Component represents a percentage of the Starting Value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be set forth in the applicable pricing supplement or term sheet.

Determination of the Component Ratio for Each Basket Component

We will set a fixed factor (the “Component Ratio”) for each Basket Component, based upon the weighting of that Basket Component. The Component Ratio for each Basket Component will be calculated on the pricing date and will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing value of that Basket Component on the pricing date.

Equity-Based Basket Components

Unless otherwise set forth in the applicable pricing supplement or term sheet, if a Market Disruption Event occurs on the pricing date as to any equity-based Basket Component, the calculation agent will establish the closing value of that Basket Component on the pricing date (the “Basket Component Closing Value”), and thus its Component Ratio, on the first Market Measure Business Day (or in the case of an exchange traded fund Basket Component, the first trading day) following the pricing date on which no Market Disruption Event occurs with respect to that Basket Component.  In the event that a Market Disruption Event occurs with respect to that Basket Component on the pricing date and on each day to and including the second scheduled Market Measure Business

Day (or in the case of an exchange traded fund Basket Component, the first and second trading day) following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day (or in the case of an exchange traded fund Market Measure, the second scheduled trading day) following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable under the circumstances.  The final pricing supplement or term sheet will set forth the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)), and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any equity-based Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Equity-Based Market Measures” (and for purposes of determining whether a Market Disruption Event has occurred as to any exchange traded fund Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Exchange Traded Fund-Based and Underlying Stock-Based Market Measures”), provided that references to “Market Measure” shall be deemed to be references to “Basket Component.”

Commodity-Based Basket Components

Unless otherwise set forth in the applicable pricing supplement or term sheet, if a Market Disruption Event occurs on the pricing date as to any commodity-based Basket Component, the calculation agent will establish an initial value for that Basket Component (the “Initial Basket Component Level”), and thus its Component Ratio, using the following procedures:

(1)                  With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is not affected by a Market Disruption Event (an “Unaffected Basket Component Commodity”), the Initial Basket Component Level, and thus the Component Ratios, will be based on the exchange published settlement price of each such Unaffected Basket Component Commodity on the pricing date.

(2)                     With respect to each commodity or futures contract, the value of which is tracked by that Basket Component and which is affected by a Market Disruption Event (an “Affected Basket Component Commodity”):

(a)                   The calculation agent will establish the Initial Basket Component Level, and thus the Component Ratios, on the pricing date based on (1) the above-referenced settlement price of each Unaffected Basket Component Commodity and (2) the last exchange published settlement price for each Affected Basket Component Commodity on the pricing date.

(b)                  The calculation agent will adjust the Initial Basket Component Level, and thus the Component Ratios, based on the exchange published settlement price of each Affected Basket Component Commodity on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs with respect to such Affected Basket Component Commodity.  In the event that a Market Disruption Event occurs with respect to any Affected Basket Component Commodity on the first and second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the price of such Affected Basket Component Commodity used to determine the Initial Basket Component Level and the applicable Component Ratio in a manner that the calculation agent considers commercially reasonable under the circumstances.

(c)                   The final pricing supplement or term sheet will set forth the Initial Basket Component Level, a brief statement of the facts relating to the establishment of the Initial Basket Component

Level (including a description of the relevant Market Disruption Event(s)) and the applicable Component Ratio.

(3)                    The calculation agent will determine the Initial Basket Component Level, and thus the Component Ratio, by reference to the exchange published settlement prices or other prices determined in clauses (1) and (2) above using the then current method for calculating the Basket Component.  The exchange on which a commodity or futures contract, the value of which is tracked by the Basket Component, is traded for purposes of the above definition means the exchange used to value such contract for the calculation of the Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any commodity-based Basket Component, “Market Disruption Event” shall have the meaning set forth above in “—Market Disruption Events—Commodity-Based Market Measures,” provided that references to “Market Measure” shall be deemed to be references to “Basket Component.”

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the Starting Value of the Basket will equal 100 on the pricing date. The Component Ratios will not be revised subsequent to their determination on the pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

Computation of the Basket

The calculation agent will calculate the value of the Basket by summing the products of the closing value for each Basket Component on the Valuation Date and the Component Ratio applicable to each Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

The following tables are for illustration purposes only, and do not reflect the actual composition, Initial Component Weights, or Component Ratios, which will be set forth in the applicable pricing supplement or term sheet.

Example 1: The hypothetical Basket Components are Index ABC and Index XYZ, each weighted equally on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	50.00%	3,500.00	0.01428571	50.00

Starting Value				100.00

Example 2: The hypothetical Basket Components are Index ABC, Index XYZ, and Index RST, with their initial weightings being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weighting	Hypothetical Closing Value(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution

Index ABC	50.00%	500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Starting Value				100.00

(1)	This column sets forth the hypothetical closing value of each Basket Component on the hypothetical pricing date.

(2)

The hypothetical Component Ratio equals the Initial Component Weight (expressed as a percentage) of the Basket Component multiplied by 100, and then divided by the closing value of that Basket Component Index on the hypothetical pricing date, with the result rounded to eight decimal places.

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding the Starting Value, the Ending Value, the Price Multiplier, the Market Measure, the Redemption Amount, any Market Disruption Events, a successor Market Measure, business days, Market Measure Business Days, trading days, and calculations related to the discontinuance of any Market Measure.  Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint Merrill Lynch or one of its affiliates as the calculation agent for each series of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable pricing supplement or term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds.  We will pay the Redemption Amount in immediately available funds so long as the notes are maintained in book-entry form.

Early Redemption for Tax Reasons

We may redeem the notes prior to maturity if, due to the imposition by Sweden or one of its taxing authorities of any tax, assessment or governmental change subsequent to the date of this issuance of the notes, SEK would become obligated to pay additional amounts as set forth on page 15 of the accompanying prospectus under “Description of Debt Securities—Optional Redemption Due to Change in Swedish Tax Treatment.”  If such an imposition occurs, we may at our option redeem the notes (in whole, but not in part) by giving notice specifying a redemption date at least 30 days, but not more than 60 days, after the date of the notice. In such event, the redemption price will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” calculated as if the Valuation Date were the fifth scheduled trading day immediately prior to the redemption date.

Events of Default and Acceleration

Unless otherwise set forth in the applicable pricing supplement or term sheet, if an event of default, as defined in the Indenture, with respect to any series of the notes occurs and is continuing, the amount payable to a holder of the notes upon any acceleration permitted under the Indenture will be equal to the Redemption Amount described under the caption “—Payment at Maturity,” determined as if the notes matured on the date of acceleration.  If a bankruptcy proceeding is commenced in respect of us, your claim may be limited, under the United States Bankruptcy Code, to the Original Offering Price of your notes. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate.

Listing

If provided for in the applicable pricing supplement or term sheet, we may apply to have your notes listed on a securities exchange or quotation system.  If approval of such an application is granted, your notes will be listed on the securities exchange or quotation system at the time of such approval.  We make no representations, however, that your notes will be listed or will remain listed for the entire term of your notes.

Agent for Service of Process in New York

Under the Indenture, we have irrevocably appointed Mr. David Dangoor, the honorary consul general of the Kingdom of Sweden in The City of New York as our authorized agent for service of process in any action based on the notes or the Indenture brought against us in any U.S. state or federal court in The City of New York.  The contact information for Mr. Dangoor is as follows:

David Dangoor
Honorary Consul General of Sweden
455 Park Avenue, 21st Floor
New York, New York 10022
Tel. No.: +1-212-888-3000

SUPPLEMENTAL PLAN OF DISTRIBUTION

Merrill Lynch will act as our agent for any offering of the notes.  Merrill Lynch may act on either a principal basis or an agency basis, as set forth in the applicable pricing supplement or term sheet.  As agent, Merrill Lynch is a party to the Agency Agreement described under “Plan of Distribution” on page S-24 of the accompanying prospectus supplement.

The agent will receive an underwriting discount or commission that is a percentage of the aggregate Original Offering Price of the notes sold through its efforts, which will be set forth in the applicable pricing supplement or term sheet.  You must have an account with the agent in order to purchase the notes.

The agent is not acting as your fiduciary or advisor, and you should not rely upon any communication from it in connection with the notes as investment advice or a recommendation to purchase any notes.  You should make your own investment decision regarding the notes after consulting with your legal, tax, and other advisors.

Merrill Lynch and its affiliates may use this product supplement, the prospectus supplement, and the prospectus, together with the applicable pricing supplement or term sheet and any applicable index supplement, in a market-making transaction for any notes after their initial sale.  The distribution of these documents  in connection with such offers or sales will be solely for the purpose of providing investors with the description of the terms of the notes that was made available to investors in connection with the initial offering of the notes. Secondary market investors should not, and will not be authorized to, rely on these for information regarding SEK or for any purpose other than that described in the immediately preceding sentence.  Merrill Lynch and its affiliates may act as principal or agent in these transactions, and any such sales will be made at prices related to prevailing market prices.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences that may be relevant to a holder of the notes.  This summary addresses only notes that provide for an underlying Market Measure that is one or more equity securities, commodities, equity-based or commodity-based indices.  In particular, this summary does not address the U.S. federal income tax consequences of notes that are linked to the value of one or more foreign currencies, or interest rates, and assumes that the underlying Market Measure is not, and does not, include stock of a regulated investment company, real estate investment trust, or passive foreign investment company for U.S. federal income tax purposes, in any of which cases the U.S. federal income tax consequences of investing in the notes may be significantly different from those discussed below.  The U.S. federal income tax treatment of notes not discussed herein will be addressed in the applicable pricing supplement.

For purposes of this summary, the term “U.S. Holder” means a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust that is a United States person for U.S. federal income tax purposes who is the beneficial owner of a note. The term “Non-U.S. Holder” means a beneficial owner of the notes that is a non-resident alien individual or a foreign corporation. This summary is based on U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date of this product supplement, all of which are subject to change at any time (possibly with retroactive effect). As the law is technical and complex, the discussion below necessarily represents only a general summary.

This summary addresses the U.S. federal income tax consequences to holders who are initial holders of the notes and who will hold the notes as capital assets. This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual investment circumstances or to certain types of holders subject to special treatment under the U.S. federal income tax laws, such as dealers in securities, traders in securities electing to mark their positions to market, financial institutions, insurance companies, tax-exempt organizations and taxpayers holding the notes as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

No ruling is being requested from the IRS with respect to the notes and no assurance can be given that the IRS will agree with the conclusions expressed herein. Thus, it is possible that the IRS could seek to characterize the notes in a manner that results in tax consequences different than those described below. ACCORDINGLY, PROSPECTIVE INVESTORS (INCLUDING TAX-EXEMPT INVESTORS) IN THE NOTES SHOULD CONSULT THEIR TAX ADVISORS IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

The U.S. federal income tax treatment of the notes is uncertain. No statutory, judicial, or administrative authority directly addresses the characterization of the notes or securities similar to the notes for U.S. federal income tax purposes.  We intend to treat the notes for U.S. federal income tax purposes as a single prepaid derivative contract providing for fixed periodic payments and a payment based on the value of the underlying Market Measure at maturity under which an amount equal to the purchase price of the notes is treated as a cash deposit to be applied at maturity in full satisfaction of the holder’s payment obligation under the derivative contract. As discussed below, there is no assurance that the IRS will agree with this treatment, and timing and character of income required to be recognized by a U.S. Holder under the alternative treatments of the notes could be materially different from the intended treatment discussed below.

Taxation of Interest Payments. Although the U.S. federal income tax treatment of the stated periodic interest payments on the notes is uncertain, we intend to take the position, and the following discussion assumes, that the stated periodic interest payments constitute taxable ordinary income to a U.S. Holder at the time received or accrued in accordance with the U.S. Holder’s regular method of accounting.

Maturity, Sale or other Taxable Disposition of a Note. Under the intended characterization of the notes, at maturity or upon a sale or other taxable disposition of a note prior to maturity, a U.S. Holder generally will recognize capital gain or loss equal to the cash received at maturity or on disposition (to the extent such amount is not attributable to accrued but unpaid interest, if any, which will be taxed as ordinary income), less the U.S. Holder’s purchase price for the notes.  Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder held the notes for more than one year at the time of disposition. The deductibility of capital losses is subject to limitations.

Possible Alternative Characterizations. Due to the absence of authority as to the proper characterization of the notes and the absence of any comparable instruments for which there is a widely accepted tax treatment, no assurance can be given that the IRS will accept, or that a court will uphold, the intended characterization and tax treatment described above. U.S. Holders should consult their own tax advisors regarding the possible alternative characterizations of the notes discussed below.

Under alternative characterizations of the notes, the IRS could assert, for example, that a note with a term greater than one year is treated as a contingent payment debt instrument.  If the IRS were successful in that regard, the timing and character of income and losses on the notes could be affected significantly. The contingent payment regulations are complex, but very generally apply the original issue discount rules of the Internal Revenue Code to a contingent payment debt instrument by requiring that original issue discount be accrued every year at a “comparable yield” for the issuer of the instrument, determined at the time of issuance of the obligation. In addition, the contingent payment regulations require that a projected payment schedule, which results in such a “comparable yield”, be determined, and that adjustments to income accruals be made to account for differences between actual payments and projected amounts. To the extent that the comparable yield as so determined exceeds the projected payments on a contingent debt instrument in any taxable year, the holder of that instrument must recognize ordinary interest income for that taxable year in excess of the cash the owner receives and such excess increases the holder’s tax basis in the debt instrument. If the comparable yield payments as so determined are less than the projected payments in any taxable year, the holder’s ordinary interest income for that taxable year is less than the cash the owner receives and such shortfall decreases the holder’s tax basis in the debt instrument.  Any gain realized on the sale, exchange or redemption of a contingent payment debt instrument is treated as ordinary income. Any loss realized on such sale, exchange or redemption is treated as an ordinary loss to the extent of the holder’s total previous ordinary income inclusions with respect to the obligation. Any loss realized in excess of such amount generally is treated as a capital loss.

Notes, regardless of their term, could also be treated as a combination of two or more options and an interest-bearing deposit to be applied at maturity in full satisfaction of the holder’s payment obligations under the combination of options.  Under this alternative characterization, a portion of the coupon of the notes may be treated as the yield on the deposit, and the remainder will be attributable to option premium.  Under this characterization, a U.S. Holder would be required to include any interest component as interest income at the time that such interest is accrued or received in accordance with its method of accounting and would generally recognize short-term capital gain or loss upon maturity or other taxable disposition of the notes equal to the difference between (x) cash received on the disposition (to the extent such amount is not attributable to accrued but unpaid interest, which would be taxed as such) and the option premium, and (y) its purchase price for the notes.

It is also possible that future regulations or other IRS guidance would require you to accrue income with respect to the notes on a current basis at ordinary rates (as opposed to capital gains rates) in excess of any amounts paid currently or to treat the notes in another manner that significantly differs from the agreed-to treatment discussed above.

On December 7, 2007, the IRS and U.S. Treasury Department issued a notice (the “Notice”) that requested public comments on a comprehensive list of tax policy issues raised by prepaid forward contracts, which include financial instruments similar to the notes. The Notice contemplates that such instruments may become subject to taxation on a current accrual basis under one or more possible approaches, including a mark-to-market methodology; a regime similar to the Contingent Payment Regulations; categorization of prepaid forward contracts as debt; and treatment of prepaid forward contracts as “constructive ownership” transactions. The Notice also contemplates that all (or significant portions) of an investor’s returns under prepaid forward contracts could be taxed at ordinary income rates (as opposed to capital gains rates). It is currently impossible to predict what guidance, if any, will be issued as a result of the Notice, and whether any such guidance could have retroactive effect.

In addition, prospective investors are encouraged to consult their own tax advisors about the potential impact of several proposed legislative changes in the taxation of derivatives contracts, and the likelihood that any of the foregoing may take effect.

Non-United States Holders

The following is a summary of certain U.S. federal income tax consequences that will apply to Non-U.S. Holders other than Non-U.S. Holders that hold, directly or indirectly, more than 5% in value of either the outstanding notes or the outstanding underlying Market Measure (including for these purposes, exposure through ownership of the notes) at any time throughout their holding period for the notes (“Significant Non-U.S. Holders”). Significant Non-U.S. Holders should consult with their own tax advisors in determining the tax consequences of the acquisition, ownership, and disposition of the notes.

A Non-U.S. Holder generally will not be subject to U.S. withholding tax on any interest payments made with respect to the notes.  In addition, A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized upon the sale or other disposition of the notes, provided (i) such gain is not effectively connected with a U.S. trade or business of such Non-U.S. Holder and (ii) in the case of an individual, such individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

Backup Withholding and Information Reporting

Payments in respect of the notes that are paid within the United States or through certain U.S.-related financial intermediaries are generally subject to information reporting, unless the U.S. Holder is a corporation or other exempt recipient. Such payments to a nonexempt recipient may also be subject to backup withholding, unless the U.S. Holder provides a taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. A Non-U.S. Holder generally will not be subject to information reporting or backup withholding, but such a holder may have to comply with certification procedures to establish that it is not a United States person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS.